SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 3, 2003

                               DESERT MINING, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       000-32123              87-0664962
           ------                       ---------              ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)


             1981 East Murray Holiday Rd., Salt Lake City, UT 84117


       Registrant's telephone number, including area code: (801) 272-9294


         (Former name or former address, if changed since last report.)

ITEM 5.  Other Events.

     Desert Mining and Public Media Works, Inc., have mutually agreed to terminate negotiations for Desert Mining's acquisition of Public Media Works, Inc. Management of both companies stated that an acquisition at this time was not in the best interest of either company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DESERT MINING, INC.



                                          By:  /s/ Justine Noerring
                                             ----------------------
                                          Justine Noerring
                                          President


                                           Date:   June 3, 2003

                      DESERT MINING TERMINATES ACQUISITION

     Desert Mining, Inc., (OTCBB: DMNG) Desert Mining announced today that it and Public Media Works, Inc., have mutually agreed to terminate negotiations for Desert Mining's acquisition of Public Media Works, Inc. Management of both companies stated that an acquisition at this time was not in the best interest of either company.




This press release may contain forward-looking statements. The words "estimate", "possible" and "seeking" and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.



Contact Information:

Cletha Walstrand
801-363-0890